Exhibit 99.1
PRESS RELEASE
WASTE SERVICES ANNOUNCES
COMPLETION OF INCREMENTAL TERM LOAN FACILITY
BURLINGTON, Ontario, December 28, 2005 / PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) today announced that it has successfully completed an amendment to its existing senior credit facility providing for the incurrence of up to $50 million of additional term loans under a new term loan tranche. The Company drew $25 million of the facility at closing to refinance amounts outstanding under its existing revolving credit facility, and has the remaining $25 million available on a delayed draw basis until March 30, 2006 for the financing of potential acquisitions. The terms of the new term loan are substantially identical to the Company’s existing tranche C term loan.
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:
Mark A. Pytosh, Executive Vice President
and Chief Financial Officer
Waste Services, Inc.
905-319-6054